                                                                    EXHIBIT 4.17

                            CAPELLA EDUCATION COMPANY

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                       CLASS F CONVERTIBLE PREFERRED STOCK
                            STOCK PURCHASE AGREEMENT

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

                                TABLE OF CONTENTS

                                                                                Page
SECTION 1.    ISSUANCE AND SALE OF THE CLASS F PREFERRED STOCK................    2
   1.1.   The Purchase........................................................    2
   1.2.   The Closing.........................................................    2
   1.3.   Deliveries at the Closing...........................................    2
   1.4.   Additional Issuances; Adjustment....................................    2
   1.5.   Signing.............................................................    3
   1.6.   Individual Retirement Accounts......................................    4

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................    5
   2.1.   Organization and Standing...........................................    5
   2.2.   Power...............................................................    5
   2.3.   Subsidiaries........................................................    5
   2.4.   Capitalization......................................................    6
   2.5.   Authorization; No Breach............................................    8
   2.6.   Material Contracts..................................................    8
   2.7.   Litigation..........................................................    9
   2.8.   Consents............................................................    9
   2.9.   Title to Properties; Liens and Encumbrances; Assets of the
             Business.........................................................    9
   2.10.  Intellectual Property...............................................   10
   2.11.  Taxes...............................................................   12
   2.12.  Brokers.............................................................   12
   2.13.  Compliance with Laws; Permits; Accreditation and State Regulatory
            Requirements......................................................   13
   2.14.  Offering Exemption..................................................   17
   2.15.  Employees; Proprietary Information Agreement........................   17
   2.16.  Insurance...........................................................   17
   2.17.  [Intentionally Omitted].............................................   18
   2.18.  Financial Statements................................................   18
   2.19.  Related Party Transactions..........................................   18
   2.20.  Environmental Matters...............................................   19
   2.21.  Employee Benefit Plans..............................................   19
   2.22.  Labor Relations; Employees..........................................   21
   2.23.  Absence of Changes..................................................   22
   2.24.  Suppliers and Customers.............................................   23
   2.25.  Suitability.........................................................   23
   2.26.  Operations of the Company...........................................   23
   2.27.  Recruitment; Admissions Procedures; Attendance; Reports.............   23

   2.28.  USDOE Demonstration Program.........................................   24
   2.29.  Disclosure..........................................................   25

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.................   25
   3.1.   Power; Authorization................................................   25
   3.2.   No Breach...........................................................   25
   3.3.   Investment; Securities Laws.........................................   26
   3.4.   Accredited Investor.................................................   26
   3.5.   Rule 144............................................................   26
   3.6.   Availability of Funds...............................................   26
   3.7.   Brokers.............................................................   26
   3.8.   Independent Investigation and Counsel...............................   26
   3.9.   Investor Qualifications.............................................   27
   3.10.  Compliance..........................................................   27

SECTION 4.    CONDITIONS TO CLOSING OF THE INVESTORS..........................   27
   4.1.   Representations and Warranties Correct..............................   28
   4.2.   Covenants...........................................................   28
   4.3.   Material Adverse Change.............................................   28
   4.4.   Compliance Certificate..............................................   28
   4.5.   Opinion of Company's Counsel........................................   28
   4.6.   Officer's Certificate...............................................   28
   4.7.   Board Membership....................................................   28
   4.8.   Amended and Restated Investor Rights Agreement......................   28
   4.9.   Second Amended and Restated Co-Sale and Board Representation
             Agreement........................................................   28
   4.10.  Registration Rights Amendment.......................................   29
   4.11.  1998 Warrant Amendment..............................................   29
   4.12.  2000 Warrant Amendment..............................................   29
   4.13.  Simultaneous Closing................................................   29

SECTION 5.    CONDITIONS TO CLOSING OF THE COMPANY............................   29
   5.1.   Representations and Warranties Correct..............................   29
   5.2.   Covenants...........................................................   29
   5.3.   Compliance Certificate..............................................   29
   5.4.   Consents............................................................   30

SECTION 6.    PRE-CLOSING COVENANTS OF THE COMPANY AND THE INVESTORS..........   30
   6.1.   Cooperation.........................................................   30
   6.2.   No Solicitation.....................................................   30
   6.3.   Publicity...........................................................   30
   6.4.   Conduct of Business Prior to the Closing............................   31

SECTION 7.    POST-CLOSING AND ON-GOING COVENANTS.............................   31
   7.1.   Directors...........................................................   31
   7.2.   Reimbursement of Directors..........................................   31
   7.3.   Indemnification of Directors........................................   31
   7.4.   Representative......................................................   32
   7.5.   Financial Statements and Other Information..........................   34
   7.6.   Approval and Notification...........................................   35
   7.7.   Corporate Existence.................................................   37
   7.8.   Conduct of Business.................................................   37
   7.9.   Board Meetings......................................................   37
   7.10.  Insurance...........................................................   37
   7.11.  Non-disclosure and Invention Agreements.............................   37
   7.12.  Publicity...........................................................   38

SECTION 8.    TERMINATION.....................................................   38
   8.1.   Termination.........................................................   38
   8.2.   Effect on Obligations...............................................   39

SECTION 9.    MISCELLANEOUS...................................................   39
   9.1.   Survival............................................................   39
   9.2.   Indemnification.....................................................   39
   9.3.   Expenses............................................................   41
   9.4.   Delays or Omissions; Remedies.......................................   41
   9.5.   Further Assurances..................................................   42
   9.6.   Successors and Assigns..............................................   42
   9.7.   Entire Agreement....................................................   42
   9.8.   Notices.............................................................   42
   9.9.   Counterparts........................................................   45
   9.10.  Titles and Subtitles; Definitions...................................   45
   9.11.  Governing Law; Waiver of Jury Trial.................................   46
   9.12.  Severability........................................................   46
   9.13.  Massachusetts Business Trusts.......................................   46

                             INDEX OF DEFINED TERMS

Accrediting Body .........................    2.13(k)
Articles of Incorporation ................     1.4(c)
Benefit Plan .............................    2.21(a)
Board ....................................        4.6
Board Representation Agreement ...........   Recitals
Certificate of Designation ...............   Recitals
Claim Notice .............................     9.2(e)
Class A Preferred Stock ..................        2.4
Class B Preferred Stock ..................        2.4
Class C Preferred Stock ..................        2.4
Class D Preferred Stock ..................        2.4
Class F Preferred Stock ..................   Recitals
Closing ..................................        1.2
Closing Date .............................        1.2
Code .....................................    2.21(a)
Common Stock .............................   Recitals
Company ..................................   Preamble
Company Intellectual Property ............       2.10
Company's Accountants ....................     7.5(b)
Contract .................................       9.10
Conversion Stock .........................        2.4
designated employee ......................       9.10
Employee .................................    2.21(a)
Employee Agreement .......................    2.21(a)
Encumbrances .............................        2.9
Environmental Law ........................       2.20
Equity-VII ...............................   Preamble
ERISA ....................................    2.21(a)
Exchange Act .............................       2.19
Financial Statements .....................       2.18
Fully Diluted Basis ......................        1.1
Governmental Consents ....................        2.8
Governmental Entity ......................        2.8
Governmental Filings .....................        2.8
including ................................       9.10
indemnified party ........................     9.2(c)
indemnifying party .......................     9.2(c)
Intellectual Property Rights .............       2.10
Investor Rights Agreement ................   Recitals
Investors ................................   Preamble
IRS ......................................    2.21(c)
Laws .....................................        2.5
Litigation ...............................        2.7
Losses ...................................     9.2(b)
Management Investors .....................   Preamble
material .................................       9.10
Material Adverse Effect on the Company ...       9.10
Material Contracts .......................        2.6
Orders ...................................        2.7
person ...................................       9.10
Preferred Stock ..........................        2.4
Purchase .................................        1.1
Purchase Price ...........................        1.1
Securities Act ...........................       2.14
State Approval Agency ....................     2.3(e)
Stock Rights .............................        2.4
Subsidiary ...............................       9.10
Tax Return ...............................    2.11(d)
Tax(es) ..................................    2.11(d)
Third Party Consents .....................        6.1
Title IV .................................    2.13(e)
to the Company's knowledge ...............       9.10
Transaction Documents ....................        2.2
USDOE ....................................    2.13(e)

                                LIST OF EXHIBITS

Exhibits                                                               Section
--------                                                               -------
A    Certificate of Designation of Class F Convertible
     Preferred Stock ...............................................   Recitals
B    Board Membership ..............................................        4.8
C    People included in definition of "the Company's
     knowledge" and "designated employees" .........................       9.10
D-1  Opinion of Faegre & Benson, LLP ...............................        4.5
D-2  Opinion of Drinker, Biddle & Reath LLP ........................        4.5
E    Amended and Restated Investor Rights Agreement ................        4.9
F    Amended and Restated Board Representation Agreement ...........       4.10
G    Registration Rights Amendment .................................       4.11
H    1998 Warrant Amendment ........................................       4.12
I    2000 Warrant Amendment ........................................       4.13

                            CAPELLA EDUCATION COMPANY

                       PREFERRED STOCK PURCHASE AGREEMENT

            AGREEMENT, dated as of January 31, 2002, by and among Capella Education Company, a Minnesota corporation (the "Company"), Forstmann Little & Co. Equity Partnership - VII, L.P., a Delaware limited partnership ("Equity-VII"), Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., a Delaware limited partnership ("MBO-VIII" and, together with Equity-VII, the "Forstmann Little Entities"), the certain funds and accounts managed by affiliates of Putnam Investments, LLC, a Delaware limited liability company, that are listed on Schedule 1.1 (collectively, "Putnam"), DRW Venture Partners LP ("Dain"), ThinkEquity Investment Partners LLC ("Think"), Joseph Gaylord ("Gaylord"), a resident of Minnesota, and the members of Capella's management or board of directors (or accounts under their direction) that are listed on Schedule 1.1 ("Management Investors" and, together with MBO-VIII , Equity-VII, Dain, Think and Putnam, the "Investors").

                              W I T N E S S E T H:

            WHEREAS, the Forstmann Little Entities, Dain, Think, Gaylord and the Management Investors have executed this Agreement and it is binding on each of them as of the date hereof. It is contemplated that Putnam shall sign this Agreement on the Closing Date and become a party hereto; and

            WHEREAS, upon the terms and subject to the conditions contained in this Agreement, the Company wishes to sell to the Investors and the Investors wish to purchase from the Company shares of newly issued Class F Convertible Preferred Stock, par value $.01 per share, of the Company (the "Class F Preferred Stock"), which shares will be initially convertible into the equivalent number of shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock"), and will have such other terms as are to be set forth in the Certificate of Designation for the Class F Preferred Stock in the form of Exhibit A (the "Certificate of Designation"); and

            WHEREAS, on or prior to Closing (as hereinafter defined), the parties hereto, SmartForce plc, NCS Pearson, Inc., Cherry Tree Ventures IV, Forstmann Little & Co. Equity Partnership-VI, L.P. ("Equity-VI") and Stephen Shank intend to enter into a Second Amended and Restated Co-Sale and Board Representation Agreement (the "Board Representation Agreement") to become effective simultaneously with the Closing; and

            WHEREAS, on or prior to the Closing, the parties hereto intend to enter into an Amended and Restated Investor Rights Agreement (the "Investor Rights Agreement") to become effective simultaneously with the Closing.

            NOW THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

      SECTION 1. ISSUANCE AND SALE OF THE CLASS F PREFERRED STOCK.

            1.1. The Purchase. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, the Investors shall purchase from the Company, and the Company shall sell to the Investors (as set forth on Schedule 1.1), an aggregate of 1,425,457 shares of Class F Preferred Stock (the "Purchase") at a purchase price of $11.71 per share and an aggregate purchase price of $16,692,101.47 (the "Purchase Price"). Immediately following the Closing, the Investors in the aggregate shall own 11.78% of the equity of the Company on a fully diluted basis (i.e., assuming the exercise of all 12,100,275 outstanding stock options and other outstanding Stock Rights (as hereinafter defined) (including the conversion of the Class F Preferred Stock, and the issuance of all shares of Common Stock reserved for issuance upon the future grant of 706,492 employee options and other Common Stock-based awards, but excluding future contributions under the Company's Employee Stock Ownership
Plan), all as of the Closing and as more fully described and set forth in
Schedule 2.4 to this Agreement ("Fully Diluted Basis").

            1.2. The Closing. The closing of the transactions contemplated by the Purchase (the "Closing") shall take place at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, Minneapolis, Minnesota, at 10:00 a.m. on the next business day following the satisfaction (or waiver) of all the conditions set forth in Sections 4 and 5 (but no earlier than the 30th calendar day after the date hereof) or at such other time or place or on such other date as the Company and the Investors may mutually determine (such date, the "Closing Date").

            1.3. Deliveries at the Closing. At the Closing, the Company shall deliver to each Investor a certificate or certificates representing the shares of Class F Preferred Stock purchased by such Investor, registered in the name of such Investor or its nominee affiliate, against receipt at the Closing by the Company from such Investor of its portion of the Purchase Price, which shall be paid by wire transfer to an account designated at least two business days prior to the Closing Date by the Company.

            1.4. Additional Issuances; Adjustment. (a) In lieu of a claim for indemnification under Section 9 of this Agreement arising out of the inaccuracy in the representation and warranty set forth in the last sentence of Section 2.4, in the event that at any time after the Closing the representation and warranty set forth in the last sentence of Section 2.4 is determined not to have been true as of the Closing, the Company shall issue to the Investors (on a pro rata basis), at no cost to the Investors, and as an adjustment to the purchase price paid by the Investors per share of Class F Preferred Stock, an additional amount of Class F Preferred Stock such that, if such issuance of additional Class F Preferred Stock had been made at the Closing, such representation and warranty would have been true and accurate in all respects at the Closing.

            (b) If at the time of any required adjustment pursuant to Section 1.4(a) all shares of Class F Preferred Stock have been converted into shares of Common Stock, the Company shall, to the extent of authorized capital available therefor, promptly issue to the Investors (on a pro rata basis), at no cost to the Investors and as an adjustment to the purchase price paid by the Investors per share of Class F Preferred Stock, an additional amount and kind of Common Stock equal to the amount and kind of Common Stock issuable upon the conversion (based on the conversion ratio in effect at the time the last shares of Class F Preferred Stock were converted into shares of Common Stock) of the amount of Class F Preferred Stock which would have been issued with respect to such adjustment pursuant to Section 1.4(a) if such adjustment had been made immediately prior to the time the last shares of Class F Preferred Stock were converted into shares of Common Stock.

            (c) Any additional shares of Class F Preferred Stock and Common Stock issued to the Investors pursuant to this Section 1.4 shall be treated as if they were issued at the Closing and shall reflect any dividends or other distributions which would have accrued or have been payable with respect to, and the application of any anti-dilution, ratable treatment or similar provisions (as set forth in the Articles of Incorporation of the Company (the "Articles of Incorporation", the Certificate of Designation, applicable Law (as hereinafter defined) or otherwise) which would have been applicable to, such shares of Class F Preferred Stock and Common Stock had they been issued at the Closing.

            (d) In connection with any issuances of stock determined to be required pursuant to this Section 1.4, the Company (i) shall take all action within its control necessary to cause its Articles of Incorporation to be amended to increase the authorized capital of the Company to permit such issuances and (ii) shall reserve a sufficient number of shares of Common Stock for issuance to the Investors upon the conversion of any shares of Class F Preferred Stock so issued. Any shares of Class F Preferred Stock or Common Stock issued to the Investors pursuant to this Section 1.4 shall, when issued, be validly issued and fully paid and nonassessable with no personal liability attaching to the ownership thereof and free and clear of all Encumbrances (as hereinafter defined).

            1.5. Signing. (a) This Agreement is binding upon each of the Forstmann Little Entities, Dain, Think, Gaylord and the Management Investors as of the date hereof. The obligations to consummate the purchase and sale of the shares of Class F Preferred

Stock of the Forstmann Little Entities hereunder are conditioned upon Putnam signing this Agreement and the conditions in Section 4 of this Agreement.

            (b) Upon their signing of this Agreement, this Agreement shall be binding upon Putnam as of the date of this Agreement. Upon signing this Agreement, Putnam OTC and Emerging Growth Fund and TH Lee, Putnam Investment Trust - TH Lee, Putnam Emerging Opportunities Portfolio shall be "Putnam" under this agreement and shall be subject to all of the rights and obligations of "Putnam" under this Agreement.

            1.6. Individual Retirement Accounts. Gaylord agrees, and agrees to cause USB Piper Jaffray as Custodian FBO Joseph Gaylord IRA Account #36086299 (the "Gaylord IRA") and any other party necessary, to perform all of the obligations of Gaylord IRA under this Agreement. Any notice given to the Gaylord IRA under this Agreement shall also be given to: Joseph Gaylord, c/o Capella Education Company 222 South Ninth Street, 20th Floor, Minneapolis, MN 55402, telecopy: (612) 852-5930. For purposes of Section 3 of this Agreement, the term "Investor" shall include Gaylord and Gaylord hereby represents and warrants to the Company on behalf of himself and Gaylord IRA the representations and warranties set forth in Section 3. Notwithstanding anything else in Section 3 to the contrary, the representations and warranties of Gaylord IRA in Sections 3.2 through 3.9 are not made by Gaylord IRA, but are made by Gaylord on behalf of Gaylord IRA.

            Stephen Weiss ("Weiss") agrees, and agrees to cause USB Piper Jaffray as Custodian FBO Stephen J. Weiss IRA Account #86294368 ("Weiss IRA") and any other party necessary, to perform all of the obligations of Weiss IRA under this Agreement. Any notice given to the Weiss IRA under this Agreement shall also be given to: Stephen Weiss, c/o Capella Education Company 222 South Ninth Street, 20th Floor, Minneapolis, MN 55402, telecopy: (612) 852-5930. Weiss hereby represents and warrants to the Company on behalf of himself and Weiss IRA the representations and warranties set forth in Section 3. Notwithstanding anything else in Section 3 to the contrary, the representations and warranties of Weiss IRA in Sections 3.2 through 3.9 are not made by Weiss IRA, but are made by Weiss on behalf of Weiss IRA.

      SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to the Investors as of the date hereof and as of the Closing as follows (with all references to the Company in this Section 2 (other than Sections 2.2, 2.4 and 2.5(b)) being deemed to include references to the Subsidiaries (as hereinafter defined)):

            2.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted. Except as set forth on Schedule 2.1, the Company is duly qualified to transact business as a foreign entity in, and is in good standing under the Laws of, each jurisdiction where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect on the Company (as hereinafter defined). The Company has made available to the Investors true and complete copies of the organization and governance documents of the Company.

            2.2. Power. The Company has all requisite power and authority (i) to execute and deliver this Agreement; the Investor Rights Agreement; the Certificate of Designation; the Board Representation Agreement; the Schedules to this Agreement and all other certificates, instruments and other documents executed and delivered at the Closing pursuant to Section 4 hereof (collectively with this Agreement, the "Transaction Documents") (ii) to execute and deliver Amendment No. 2 to the Registration Rights Agreement, dated as of June 16, 1998, by and among the Company and NCS Pearson, Inc., as successor to National Computer Systems, Inc. (the "Registration Rights Amendment"), Amendment No. 1 to the Warrant to purchase Common Shares of the Company issued on May 11, 2000 to Legg Mason Wood Walker, Incorporated (the "2000 Warrant Amendment") and Amendment No. 2 to the Warrant to purchase Common Shares of the Company issued on June 16, 1998 to Legg Mason Wood Walker, Incorporated (the "1998 Warrant Amendment"), and (iii) to carry out and perform its obligations hereunder and thereunder.

            2.3. Subsidiaries. (a) Except as set forth on Schedule 2.3, the Company has no Subsidiaries and does not own, hold or control, directly or indirectly, any rights to acquire any shares of stock or any other debt or equity interest in any person (as hereinafter defined).

            (b) Schedule 2.3 sets forth the authorized and outstanding equity capitalization of each of the Subsidiaries, including the amount and kind of equity interests held by the Company in the Subsidiary and the percentage interest represented thereby. All of the outstanding shares of capital stock of each of the Subsidiaries have been validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and are owned by the Company free and clear of all Encumbrances. There are no outstanding warrants, options, agreements, convertible securities or other Contracts (as hereinafter defined) pursuant to which either of the Subsidiaries is or may become obligated to issue any shares of the capital stock of or other equity interests in such Subsidiary, and there are no other rights, including preemptive or similar rights, to purchase or otherwise acquire, or sell or otherwise transfer, or otherwise relating to, any issued or unissued shares of the capital stock of or other equity interests in any of the Subsidiaries pursuant to any provision of Law, the Subsidiary's organizational documents, any Contract to which the Subsidiary is a party or otherwise; and none of the Subsidiaries is a party to, and to the Company's knowledge there is not, any Contract or Encumbrance (including a right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement, whether or not the Subsidiary is a party thereto) with respect to the purchase, sale or voting of any shares of capital stock of or any other equity interests in any of the Subsidiaries (whether outstanding or issuable upon conversion or exercise of outstanding securities).

            2.4. Capitalization. The authorized and outstanding equity capitalization of the Company on the date hereof is as set forth on Schedule
2.4. As of the date hereof and immediately prior to the Closing (except for exercise or conversion of outstanding Stock Rights set forth in Schedule 2.4), capital stock of the Company authorized, outstanding or reserved for issuance consists of (i) 15,000,000 shares of Common Stock, of which 1,501,629 shares are issued and outstanding, (ii) 3,000,000 shares of Class A Convertible Preferred Stock ("Class A Preferred Stock"), of which 2,810,000 shares are issued and outstanding, (iii) 1,180,000 shares of Class B Convertible Preferred Stock ("Class B Preferred Stock"), of which 460,000 shares are issued and outstanding,
(iv) 1,022,222 shares of Class D Convertible Preferred Stock ("Class D Preferred Stock"), of which 1,022,222 shares are issued and outstanding, (v) 2,596,491 shares of Class E Convertible Preferred Stock ("Class E Preferred Stock", and, together with the Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock, the "Preferred Stock"), of which 2,596,491 shares are issued and outstanding, (vi) 5,146,358 shares of preferred stock, undesignated as to class or series, (vii) 1,184,290 shares of Common Stock are reserved for issuance pursuant to employee stock options granted pursuant to the Company's stock option plans and 706,492 shares of Common Stock are reserved for issuance for future grants of employee stock options pursuant to the Company's stock option plans, (viii) 334,048 shares of Common Stock are reserved for issuance upon the exercise of any outstanding warrants of the Company and (ix) 6,948,359 shares of Common Stock have been duly reserved for issuance upon conversion of the outstanding shares of convertible Preferred Stock. Immediately following the Closing, the capital stock of the Company authorized, outstanding or reserved for issuance will be as set forth in the preceding sentence except that
(i) 1,425,457 shares of Class F Preferred Stock will have been issued and be outstanding, and (ii) 1,425,457 shares of Common Stock will be reserved for issuance upon conversion of the shares of Class F Preferred Stock (the "Conversion Stock"). All of the outstanding shares of capital stock of the Company were duly authorized and validly issued and are fully paid and nonassessable.

      Except for exercise or conversion of outstanding Stock Rights set forth in
Schedule 2.4 and Stock Rights granted pursuant to existing stock option plans,
Schedule 2.4 sets forth a list of (i) all holders of equity interests in the Company on the date hereof, including the amount and kind of equity interests held by each such holder, (ii) all holders of capital stock of the Company immediately following the Closing, and the number and type of shares to be held by each, and (iii) all outstanding warrants, options, agreements, convertible securities or other Contracts pursuant to which the Company is or may become obligated to issue any shares of the capital stock or other securities of or other equity interests in the Company ("Stock Rights") and the holders thereof. Except as set forth in this Section 2.4 or on Schedule 2.4, there are, and immediately following the Closing there will be, no Stock Rights or other rights, including preemptive or similar rights, to purchase or otherwise acquire, or sell or otherwise transfer, or otherwise relating to, any issued or unissued shares of the capital stock of or other equity interests in the Company pursuant to any provision of Law, the Company's organizational documents, any Contract to which the Company is a party or otherwise; and, except as set forth on Schedule 2.4 or as contemplated by the Transaction Documents, the Company is not a party to, and to the Company's knowledge there is not, and immediately after the Closing, there will not be, any Contract or Encumbrance (including a right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement, whether or not the Company is a party thereto) with respect to the purchase, sale or voting of any shares of capital stock of or any other equity interests in the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities). Except as set forth on Schedule 2.4, the execution, delivery and performance of this Agreement and the Transaction Documents by the parties hereto and thereto and the consummation of the transactions contemplated hereby and thereby will not trigger any anti-dilution adjustments under the terms of any equity securities disclosed or required to be disclosed pursuant to this
Section 2.4. Except as set forth on Schedule 2.4 and other than under the Investor Rights Agreement, the Company has not agreed to register any of its authorized or outstanding securities under the Securities Act (as hereinafter defined). Immediately following the Closing, the shares of Common Stock issuable upon conversion of the Class F Preferred Stock issued to the Investors under this Agreement will represent, in the aggregate, 11.78% of the outstanding capital stock of the Company on a Fully Diluted Basis, and the voting power of such issued shares of Class F Preferred Stock will represent, in the aggregate, no less than 11.78% of the total number of votes able to be cast on any matter by any voting securities of the Company on a Fully Diluted Basis.

            2.5. Authorization; No Breach. (a) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, including the offer, sale and issuance of the Class F Preferred Stock pursuant to this Agreement, and the issuance of the Conversion Stock upon conversion of the Class F Preferred Stock, have been duly authorized by all required actions of the Company and its equity holders and, except as set forth on Schedule 2.5, will not (i) conflict with, or result in any violation of, any provision of the organizational documents of the Company or any federal, state, local or foreign law, statute, rule or regulation ("Laws") or Orders (as hereinafter defined) to which the Company is subject,
(ii) conflict with, or result in any default or breach, or give rise to a right of termination, cancellation, modification or acceleration, or cause the forfeiture of any right, under, any Contract, Company Intellectual Property, Accreditation, License or Permit (each as hereinafter defined), except for conflicts, defaults, breaches, rights or forfeitures which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or (iii) require any consent to be obtained or notice to be given under any Contract, Accreditation, License or Permit except for consents and notices the lack of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

            (b) The Transaction Documents to which the Company is a party constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors and Laws governing specific performance, injunctive relief or other equitable remedies. The Class F Preferred Stock and the Conversion Stock, when issued in compliance with the provisions of this Agreement, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. Subject to applicable law, the terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Class F Preferred Stock will be as stated in the Certificate of Designation.

            2.6. Material Contracts. Copies (or, where oral, a written description) of the mortgages, indentures, leases and other Contracts to which the Company is a party or by which it is bound and which involve current obligations of, or payments to, the Company in excess of $100,000 or are otherwise material to the Company (the "Material Contracts") have been delivered or made available to the Investors. The Material Contracts are listed on
Schedule 2.6. All of the Material Contracts are valid and binding agreements of the Company and in full force and effect and enforceable against and, to the Company's knowledge, by the Company in accordance with their respective terms, subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors and Laws governing specific performance, injunctive relief or other equitable remedies, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth on Schedule 2.6, the Company is not in default or breach under any of the Material Contracts and, to the Company's knowledge, no other party to any of the Material Contracts is in default or breach thereunder.

            2.7. Litigation. Except as set forth on Schedule 2.7, there are no actions, suits, proceedings, or governmental investigations, inquiries or audits ("Litigation") pending, or, to the Company's knowledge threatened, to which the Company is a party or its property, including without limitation any Company Intellectual Property, is subject or against any officer, director or employee of the Company in connection with such person's relationship with or actions taken on behalf of the Company. None of the matters identified in item 11 of
Schedule 2.7 has had, or will have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is not subject to any outstanding judgment, order, writ, injunction, stipulation, ruling, decree or award ("Orders").

            2.8. Consents. Schedule 2.8 sets forth each consent, approval, qualification, order or authorization or acknowledgement ("Governmental Consents") of, or registration, declaration, notification, application, or filing ("Governmental Filings") with, any court, administrative agency or commission, Accrediting Body (as hereinafter defined), State Approval Agency (as hereinafter defined) or other governmental authority or instrumentality ("Governmental Entity") that is required to be obtained or made in connection with the valid execution, delivery or performance by the Company of any of the Transaction Documents or the consummation of any of the transactions contemplated thereby.

            2.9. Title to Properties; Liens and Encumbrances; Assets of the Business. (a) Except as set forth on Schedule 2.9 or the Financial Statements or as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company has good and marketable title to all of the assets and properties which it purports to own, and, with respect to the assets and properties leased by the Company, holds valid and subsisting leasehold interests therein, free and clear of any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever ("Encumbrances") except Encumbrances for taxes not yet due and payable. Except as set forth on Schedule 2.9, the assets and properties owned by, or leased to, the Company are sufficient for the conduct of the business and operation of the Company as currently conducted.

            (b) The business of the Company is conducted exclusively by the Company and the Subsidiaries. All assets used or held for use in the conduct of such business are owned by the Company and/or the Subsidiaries or the rights to use such assets are held by the Company and/or the Subsidiaries pursuant to valid and binding Contracts, leases, agreements or other rights.

            2.10. Intellectual Property. The term "Intellectual Property Rights" shall mean (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including but not limited to research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, flowcharts, block diagrams, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (vi) all computer software (including data, website content and related documentation), (vii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium) and (viii) all licenses, sublicenses, permissions or Contracts in connection with any of the foregoing. The term "Company Intellectual Property" shall mean all Intellectual Property Rights which are used in connection with the conduct of the business of the Company as currently conducted.

      Other than off-the-shelf software and work for hire agreements, each item of Company Intellectual Property which is material to the Company's business and is a patent, patent application, trademark, trademark application, service mark, service mark application, trade name, domain name, corporate name, copyright registration, copyright application, mask work registration, mask work application or license, sublicense, agreement, or permission, is set forth on
Schedule 2.10. Except as set forth on Schedule 2.10:

            (a) except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company either (i) is the sole and exclusive owner of and possesses all right, title and interest in and to (free and clear of any Encumbrances), all Company Intellectual Property (including but not limited to the Intellectual Property Rights set forth on Schedule 2.10),
(ii) has rights to use in the United States and in the manner presently used by the Company all Company Intellectual

Property pursuant to license, sublicense, Contract, or permission (and is not contractually obligated to grant any rights to any third party in respect thereof) or (iii) has the right to require the applicant of any Company Intellectual Property which constitutes an application for registration, including, but not limited to, all patent applications, trademark applications, service mark applications, copyright applications and mask work applications, to transfer to the Company all right, title and interest in the application and of the registration once it issues;

            (b) all Company Intellectual Property which are registrations, including, but not limited to, all registered patents, trademarks, service marks, domain names, copyrights and mask works, are valid and subsisting and in full force and effect except where the failure to be valid, subsisting and in full force and effect would not have a Material Adverse Effect on the Company;

            (c) to the Company's knowledge, no third party, including any employee or former employee of the Company, has interfered with, infringed upon, diluted, misappropriated, come into conflict with or used without authorization any Company Intellectual Property;

            (d) to the Company's knowledge, the Company has not infringed on, interfered with or misappropriated, and the continued operation of the Company's business as currently conducted, will not infringe on, interfere with, dilute, misappropriate or otherwise come into conflict with, any Intellectual Property Right of any other person. None of the matters identified under the heading "2.10(d) Infringement, Interference or Misappropriation" on Schedule 2.10 has had, or will have, individually or in the aggregate, a Material Adverse Effect on the Company;

            (e) to the Company's knowledge, no claim of infringement, interference or misappropriation of any Intellectual Property Right of any other person or other claim otherwise contesting the validity, enforceability, use or ownership of any Company Intellectual Property (other than claims made by a Governmental Entity during the examination of an application for registration of such Company Intellectual Property) has been asserted or, to the Company's knowledge, is threatened by any person (including any claim that the Company must license or refrain from using any Intellectual Property Rights of any third party);

            (f) the Company is not currently licensing or sublicensing its rights in any material Company Intellectual Property to any third party other than nonexclusive licenses in the ordinary course of business; and

            (g) the School and/or the Company owns the copyright in the course design (namely the course structure, the course outline and the course syllabus) of all courses offered on the School's or the Company's website(s), except where the failure to own the copyright would not have a Material Adverse Effect on the Company.

            2.11. Taxes. (a) Except as set forth on Schedule 2.11, (i) the Company has timely filed in accordance with all applicable Laws (taking into account valid extensions) all Tax Returns (as hereinafter defined) required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects, (ii) all Taxes (as hereinafter defined) which are due and payable by the Company, including any Taxes levied upon any of its properties, assets, income or franchises, have been timely paid, (iii) all amounts required to be collected or withheld by the Company have been collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly and timely remitted by the Company, (iv) no examination, claim, assessment, deficiency or other Litigation is pending or, to the Company's knowledge, threatened, with regard to any Taxes or Tax Returns of the Company and (v) the Company is not (nor has it ever been) a party to or bound by any Tax sharing or Tax allocation or similar Contract.

            (b) Schedule 2.11 sets forth the method of accounting used by the Company for federal, state, local and foreign Tax purposes, and such method has been used by the Company at all times since the date of its organization, except as set forth in Schedule 2.11.

            (c) For purposes of this Agreement, "Tax" or "Taxes" means any taxes, assessment, duties, fees, levies, imposts, deductions, or withholdings, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever, imposed by any taxing authority of any government or country or political subdivision of any country, and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon and includes any liability for Taxes of another person by Contract, as a transferee or successor, under Treasury Regulation 1.1502-6 or analogous state, local or foreign law provision or otherwise, and "Tax Return" means any report, return, statement, estimate, declaration, notice, form or other information required to be supplied to a taxing authority in connection with Taxes.

            2.12. Brokers. Except as set forth on Schedule 2.12, the Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

            2.13. Compliance with Laws; Permits; Accreditation and State Regulatory Requirements. Except as set forth on Schedule 2.13, the Company and Capella University Inc. (the "School") (a) have complied in all material respects with all Laws applicable to them and their business and that pertain to the operation of the School (b) have all licenses, accreditations, certificates, permits, consents, franchises, approvals, authorizations, and other approvals of federal, state and local governments or regulatory bodies, State Approval Agencies and of Accrediting Bodies (the "Accreditations, Licenses and Permits") material to and necessary in the conduct of the education, learning or training business and operations of the Company and the School as currently conducted.
Schedule 2.13 contains a complete and correct list and summary description of all Accreditations, Licenses and Permits. Except for instances that would not, individually or in the aggregate, have a Material Adverse Effect on the Company,
(i) all of the Accreditations, Licenses and Permits of each of the Company and the School are in full force and effect, (ii) the Company and the School are in compliance with the terms and conditions of such Accreditations, Licenses and Permits and have received no notices that the Company or the School are in violation of any of the terms or conditions of such Accreditations, Licenses and Permits or alleging the failure to hold or obtain any Accreditation, License or Permit and (iii) no Litigation, hearing or other proceeding is pending or, to the Company's knowledge, threatened to revoke or limit the use of any of its Accreditations, Licenses or Permits. Neither the Company nor the School has received notice that any of the Accreditations, Licenses or Permits will not be renewed and to the Company's knowledge, there is no reasonable basis for nonrenewal. In addition, and without limiting the foregoing:

            (a) Schedule 2.13 contains a complete and correct description of the accreditation granted to the School, the date that accreditation was last granted, and the current term of accreditation. Neither the School nor the educational and training programs offered by the School are on probation or warning, have been directed to show cause why accreditation should not be revoked, or are subject to an action by an Accrediting Body to withdraw or deny accreditation. To the Company's knowledge, there are no facts, circumstances, or omissions concerning the School that would reasonably be expected to lead to such actions by an Accrediting Body.

            (b) The Company and the School have complied in all material respects with all stipulations, conditions and other requirements imposed by the School's Accrediting Bodies and State Approval Agencies at the time of, or since, the last grant of accreditation or approval, including but not limited to the timely filing of all required reports and responses.

            (c) The Company and the School have secured all requisite approvals from their institutional accrediting bodies for the educational and training programs currently offered.

            (d) The Company and the School have secured all requisite licenses to operate from the respective State Approval Agencies in the states in which the School is located or in those states that a State Approval Agency has formally determined that the School has a physical presence that requires the School to obtain such a license (including without limitation all such states in which the School offers residency programs, residency courses or residency seminars) and the Company has similarly secured all requisite approvals from State Approval Agencies for the educational and training programs currently offered. There are no proceedings pending to revoke or withdraw such licenses and approvals. To the Company's knowledge, there are no facts, circumstances or omissions concerning the School that would reasonably be expected to lead to such action.

            (e) Schedule 2.13 contains a complete and correct description of the United States Department of Education ("USDOE") certification and eligibility status for the School, including the date that certification was last granted and the current term of certification. The School is certified by the USDOE to participate in the student financial assistance programs authorized by Title IV of the Higher Education Act of 1965, as amended ("Title IV"), and is a party to, and is in compliance with, a valid and effective Program Participation Agreement with the USDOE, except for any instances of non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The School is not subject to limitation, suspension or termination proceedings, or subject to any other investigation, action or proceeding by the USDOE that could result in the loss of certification or eligibility or a material liability or fine. To the Company's knowledge, there are no facts, circumstances, or omissions concerning the School that would reasonably be expected to lead to such an action by the USDOE.

            (f) The School is in compliance in all material respects with all rules, regulations and requirements established by the USDOE pertaining to the School's eligibility to participate in the programs authorized by Title IV and other federal student financial aid funding programs as set forth at 34 C.F.R. Sections 600 et. seq. To the Company's knowledge, there are no facts, circumstances, or omissions concerning the School that would be expected to result in a finding of material non-compliance with regard to such rules, regulations and requirements of Law. Without limiting the foregoing:

                  (i) Each educational or training program offered by the School is an eligible program in accordance with the requirements of 34 C.F.R.
Section 668.8.

                  (ii) For each of the past three (3) fiscal years ending after October 7, 1998, the School has received no greater than ninety percent (90%) of its revenues from programs authorized by Title IV and satisfies the requirements regarding Title IV program funds established by the USDOE as set forth at 34 C.F.R. Section 600.5. The attached Compliance Schedule contains a correct statement of the School's percentage of revenue from Title IV program funds for such years.

                  (iii) The School has timely filed all compliance audits and audited financial statements required by 34 C.F.R. Section 668.23.

                  (iv) The School meets the USDOE standards of financial responsibility set forth at 34 C.F.R. Sections 668.171-668.175 and for the fiscal years ended December 31, 1998, December 31, 1999, December 31, 2000 and December 31, 2001 achieved a composite score of 1.5 or higher under the financial ratios set forth at 34 C.F.R. Section 668.172.

            (g) USDOE program review and compliance audits conducted at the School since the date of the School's last recertification have not materially adversely affected the Company or the School, nor has any program review or compliance audit resulted in the imposition of any liability, financial or otherwise, adversely affecting the Company or the School. The Company and the School have complied with all the findings and conditions arising from the program reviews and compliance audits. To the extent that any program review or audit remains pending or unresolved, there are no issues or findings of non-compliance of which the Company has notice which could result in the loss of certification or eligibility or a material liability or fine.

            (h) (i) Since July 1, 1994, neither the Company, nor, to the Company's knowledge, any person or entity that exercises Substantial Control over the Company or the School (the term "Substantial Control" being defined in 34 C.F.R. 668.15(f)(2)), nor any member of such person's family (as the term "family" is defined in 34 C.F.R. 668.15(f)(3)), alone or together, (a) exercises or exercised Substantial Control over another institution or third-party servicer (as that term is defined in 34 C.F.R. 668.2) that owes a liability for a violation of a Title IV program requirement, or (b) owes a liability for a Title IV program violation.

                  (ii) Since July 1, 1994, neither the Company, nor, to the Company's knowledge, any person or entity that exercises Substantial Control over the Company or the School, or who will have the power to direct or cause the direction of the management or policies of the Company or the School, has filed for relief in bankruptcy or has had entered against it an order for relief in bankruptcy.

                  (iii) Neither the Company, nor, to the Company's knowledge, any person or entity that exercises Substantial Control over the Company or the School, nor any person or entity which is an owner of the School, has pled guilty to, has pled nolo contendere to or has been found guilty of, a crime involving the acquisition, use or expenditure of funds under the Title IV programs or has been judicially determined to have committed fraud involving funds under the Title IV programs.

                  (iv) To the Company's knowledge, neither the Company nor the School has employed any individual or entity in a capacity that involves the administration or receipt of funds under the Title IV programs, or contracted with any institution or third-party servicer, which has been terminated from the Title IV programs for a reason involving the acquisition, use, or expenditure of federal, state or local government funds, or has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure or federal, state, or local government funds, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state or local government funds.

            (i) Since July 1, 1994, the Company and the School have complied with all requirements or standards of the USDOE, any State Approval Agency or any Accrediting Body that pertain to the provision of commissions, bonuses or other incentive payments to admissions representatives, agents and other persons engaged in student recruiting or admissions activities or in making decisions regarding the awarding of Title IV program funds for or on behalf of the Company or School.

            (j) To the knowledge of the Company, there exist no facts or circumstances attributable to the Company or the School that would reasonably be expected to cause any State Approval Agency whose authorization or consent or similar approval is required in connection with the transactions contemplated by this Agreement, as set forth in Schedule 2.8, to refuse to deliver such authorization, consent or similar approval.

            (k) For purposes of this Agreement, "Accrediting Body" means any entity or organization which engages in granting or withholding accreditation or similar approval for the School and its educational programs, in accordance with standards relating to the performance, operation, financial condition and/or educational quality of such schools and programs.

            (l) For purposes of this Agreement, "State Approval Agency" means any authority, whether governmental or quasi-governmental, in any state in which the School is located, or in any state in which a state approval agency has formally determined that the School has a physical presence that requires the School to obtain an approval, license or permit from such state approval agency (including, but not limited to, all such states in which the School offers residency programs, courses or seminars) and that engages in the granting or withholding of approvals, licenses or permits for and regulates private postsecondary schools and educational programs in accordance with standards relating to the operation, financial condition, or academic standards of such schools or programs or regulates the provision of the provision of financial assistance.

            2.14. Offering Exemption. Assuming the accuracy of the representations and warranties made by the Investors in Section 3 of this Agreement, the offer, sale and issuance of the Class F Preferred Stock as contemplated hereby are, the issuance of the Conversion Stock upon the conversion of the Class F Preferred Stock in accordance with the terms of the Certificate of Designation will be, and all prior issuances of securities of the Company were at the time made, exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and otherwise effected in compliance with all applicable federal and state securities Laws.

            2.15. Employees; Proprietary Information Agreement. To the Company's knowledge, no officer or designated employee (as hereinafter defined) of the Company, and except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, no independent contractor utilized by the Company or any other person who performs services for or on behalf of the Company (including any employee of the Company) is in violation of any term of any employment Contract, patent disclosure agreement or any other Contract or Order relating to the relationship of such person with the Company or any other party because of the nature of the business conducted by the Company. To the Company's knowledge, none of its officers or designated employees has any obligations under any Contract or Order that would interfere with such person's exercising his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted.

            2.16. Insurance. The Company has procured, and maintains insurance with respect to its properties and business against such casualties and contingencies, of such types (including, without limitation, errors and omissions coverage), on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as the Company believes is customary in the case of similarly situated entities engaged in the same or a similar business. Schedule 2.16 sets forth a list of all insurance policies maintained by the Company, including the name of the insurer and the nature and amount of coverage. The Company has not received any notice of increase in premiums with respect to, or cancellation or non-renewal of, any of its insurance policies, and the Company has not made any claim against an insurance policy as to which the insurer is denying coverage or defending the claim under a reservation of rights. Each insurance policy maintained by the Company is in full force and effect, except as would not, individually or in the aggregate, have a

Material Adverse Effect on the Company. The Company is not in default in any material respect under any insurance policy maintained by it.

            2.17. [Intentionally Omitted]

            2.18. Financial Statements. Schedule 2.18 sets forth (a) the balance sheet of the Company at December 31, 2000, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the fiscal year ended December 31, 2000 audited by Ernst & Young LLP and (b) the unaudited consolidated balance sheet of the Company as of December 31, 2001 and the related unaudited consolidated statements of operations, changes in shareholders' equity and cash flows for the fiscal year ended December 31, 2001 (the "Financial Statements"). The Financial Statements are complete in all material respects, are in accord with the books and records of the Company and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except that the December 31, 2001 Financial Statements do not contain all footnotes required by generally accepted accounting principles and are subject to normal year-end audit adjustments). The Financial Statements fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates and for the respective periods indicated therein. Except as disclosed on Schedule 2.18 or any other Schedule to this Agreement, the Company has no liabilities or obligations, contingent or otherwise (and whether or not the subject of any other representation or warranty hereunder), other than (a) liabilities or obligations reserved against or otherwise disclosed in the Financial Statements and (b) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company maintains and will continue to maintain accounting methods, practices and procedures and maintains and will continue to maintain accounting systems and controls which permit financial statements to be prepared in accordance with generally accepted accounting principles. The books and records of the Company are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Laws, and accurately present and reflect in all material respects all of the transactions that are or should be therein described.

            2.19. Related Party Transactions. (a) Schedule 2.19 sets forth a list of all obligations and transactions, other than compensation in the ordinary course of business, (i) between the Company and any of the Company's affiliates, (ii) between the Company and any of the Company's officers, directors, equityholders or employees, or any of their affiliates or associates (each term as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and (iii) between any of the Company's affiliates and any of the Company's officers, directors or employees, or any of their affiliates or associates, directly pertaining to the Company. Except as set forth on Schedule 2.19, no officer or director of the Company or person who owns at least ten percent of the outstanding equity of the Company (nor any parent, child or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) any interest or involvement in any entity which furnished or sold, or furnishes or sells, services or products which the Company furnishes or sells, or proposes to furnish or sell or (ii) any interest or involvement in any entity which purchases from or sells or furnishes to, the Company, any goods or services; provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an interest in any entity for purposes of this Section 2.19.

            (b) Each transaction set forth on Schedule 2.19 is on terms that are
(i) consistent with past practice of the Company and (ii) no less favorable to the Company as would be available with independent third parties dealing at arms' length.

            2.20. Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined). There are no past or present conditions, events, circumstances or facts that would reasonably be expected to form the basis of any claim or Litigation against or involving the Company based on or related to any violation of any Environmental Law that could, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, the term "Environmental Law" shall mean any Law relating to human health, employee safety or the protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Occupational Safety and Health Act.

            2.21. Employee Benefit Plans. (a) Schedule 2.21 sets forth a list of
(i) each plan, program, policy or Contract providing for incentive compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, and whether or not legally binding, which is now or previously has been sponsored, maintained, contributed to or required to be contributed to by the Company or any of its subsidiaries and pursuant to which the Company or any of its subsidiaries has or may have any liability, contingent or otherwise, including any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each a "Benefit Plan"), (ii) each management, bonus, option, equity (or equity related), severance, non-compete, confidentiality or similar Contract between the Company and any current, former or retired employee, officer, consultant, independent contractor, agent or director of the Company (an "Employee") under which the Company has or may have any liability and (iii) each employment or consulting Contract between the Company and an Employee

(each Contract in clauses (ii) and (iii), an "Employee Agreement"). The Company currently does not sponsor, maintain, contribute to, and is not required to contribute to, nor has the Company ever sponsored, maintained, contributed to or been required to contribute to, or incurred any liability with respect to, (i) any "defined benefit plan" (as defined in ERISA Section 3(35)), (ii) any "multiemployer plan" (as defined in ERISA Section 3(37)) or (iii) any Benefit Plan which provides, or has any material liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his or her retirement or termination of employment, except as required by Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") or any similar state law regarding continuation of coverage. Except as set forth on
Schedule 2.21, to the Company's knowledge, the Company has not committed to establish any new employee benefit plan, program or arrangement or to modify or terminate any Benefit Plan which, individually or in the aggregate, would materially increase the obligation of the Company to any or all of its employees.

            (b) The Company has no liability, contingent or otherwise, with respect to any employee benefit plan maintained by or contributed to by any ERISA Affiliate. For this purpose, an ERISA affiliate is any entity (other than any current subsidiary of the Company) that is or ever has been (i) a member of a "controlled group of corporations," under "common control" or an "affiliated service group" within the meaning of Sections 414(b), (c) or (m) of the Code,
(ii) required to be aggregated under Section 414(o) of the Code or (iii) under "common control," within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections, in any such case with the Company.

            (c) The Company has made available to the Investors true and complete copies of all documents embodying or relating to each Benefit Plan and each Employee Agreement, including all amendments thereto, trust or funding agreements relating thereto (if any), the two most recent annual reports (Series 5500 and related schedules) required under ERISA (if any), the two most recent annual actuarial valuations (if any), the most recent determination letter received from the Internal Revenue Service (the "IRS") (if any) and the most recent summary plan description (with all material modifications) (if any) relating to any Benefit Plan or Employee Agreement required to be listed on
Schedule 2.21.

            (d) Each Benefit Plan and Employee Agreement has been established and maintained in accordance with its terms and in compliance in all material respects with all applicable Laws, including but not limited to ERISA and the Code, and each Benefit Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified.

            (e) (i) To the knowledge of the Company, no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Benefit Plan, (ii) there is no Litigation pending, or to the Company's knowledge, threatened (other than routine claims for benefits) with respect to any Benefit Plan or Employee Agreement, (iii) to the Company's knowledge, no Employee has been hired by the Company in violation of any restrictive covenant or any non-compete Contract with any other Person, (iv) no liability under any Benefit Plan has been funded, nor has any such obligation been satisfied, with the purchase of a contract from an insurance company as to which the Company has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding, (v) the Company has not receive notice that any Benefit Plan is under audit or investigation by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation, and, to the Company's knowledge, no such audit or investigation is threatened and (vi) with respect to each Benefit Plan which provides medical benefits or long-term disability benefits, all claims incurred by the Company under such Benefit Plan are either insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims or covered under a contract with a health maintenance organization pursuant to which such health maintenance organization bears the liability for such claims.

            (f) The execution and delivery of, and performance of the transactions contemplated by, this Agreement and the other Transaction Documents will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Benefit Plan or Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any Employee or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company to amend or terminate any Benefit Plan, or upon the right, upon any such amendment or termination, to receive the full amount of any excess assets remaining or resulting from such amendment or termination. No payment or benefit which will or may be made by the Company or any of its affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

            2.22. Labor Relations; Employees. Except as set forth on Schedule 2.22, (a) the Company is in compliance in all material respects with all applicable Laws respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, (b) the Company is not a party to any Contract with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company, (c) there is no labor strike, dispute, slowdown or stoppage pending, or, to the Company's knowledge, threatened against or involving the Company, (d) the Company is not involved in or, to the Company's knowledge, threatened with any Litigation relating to labor matters (including discrimination complaints and charges of unfair labor practices) and (e) to the Company's knowledge, no officer of the Company or employee whose annual compensation is in excess of $70,000 has any plans to terminate his or her employment with the Company. The Company has not received notice of any worker's compensation claims.

            2.23. Absence of Changes. Except as set forth on Schedule 2.23 or as contemplated by this Agreement or the other Transaction Documents or reflected in the Financial Statements, since December 31, 2000, or in the case of item
(k), since September 30, 2001, the Company has conducted its business in the ordinary course, consistent with past practice, and there has not been (a) any event or condition which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (b) any waiver of any material right, claim or debt held by the Company, (c) any payment or declaration of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any securities of or other equity interest in the Company, (d) any issuance of any securities of or other equity interest in the Company other than pursuant to the exercise of the previously outstanding options set forth on Schedule 2.4, (e) any sale, assignment or transfer of any tangible or intangible assets of the Company, except (i) in the ordinary course of business and (ii) assets for which the book value does not exceed $100,000 and which are not, individually or in the aggregate, material, (f) any loan by the Company to any officer, director, employee, consultant or equityholder of the Company (other than advances to such persons in the ordinary course of business in connection with travel and travel-related expenses, advances against payroll provided to non-officer employees to help with short-term cash flow issues and advances to employees for moving expenses, which advances, in the aggregate, did not exceed $50,000 outstanding at any one time), (g) any damage, destruction or loss (whether or not covered by insurance) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (h) other than in the ordinary course of business, any increase, direct or indirect, in the compensation paid or payable to any officer or director of the Company, or to any other employee, consultant or agent of the Company, (i) any change in the accounting or Tax methods, practices or policies or in any Tax election of the Company, (j) any indebtedness incurred for borrowed money other than in the ordinary course of business or pursuant to a Contract set forth on Schedule 2.23, (k) any amendment to or termination of any Material Contract, (l) any changes with respect to the regulation, accreditation or approval of the Company or its products and services by any Governmental Entity, Accrediting Body or State Approval Agency which would, individually or in the aggregate, have a Material Adverse Effect on the Company, (m) any material change in the manner of business or operations of the Company or

(n) any commitment by the Company (contingent or otherwise) to do any of the foregoing.

            2.24. Suppliers and Customers. Except as set forth in Schedule 2.24, since December 31, 2001, there has been no termination, cancellation or, to the Company's knowledge, threatened termination or cancellation or any material modification or change in, or any material dissatisfaction with, the business relationship between the Company and any supplier, vendor, customer or client of the Company which would reasonably be expected to have a Material Adverse Effect on the Company.

            2.25. Suitability. Neither the Company nor, to its knowledge, any of its directors or officers (a) has ever been indicted for or convicted of any felony or any crime involving fraud or misrepresentation, (b) is subject to any Order barring, suspending or otherwise limiting the right of the Company or such person to engage in any activity conducted by the Company, (c) has ever been the subject of any bankruptcy or similar proceeding or (d) to the Company's knowledge, has ever been denied any Accreditation, License or Permit affecting the Company's or such person's ability to conduct any activity conducted by the Company, nor, to the Company's knowledge, is there any basis upon which such Accreditation, License or Permit would reasonably be expected to be denied.

            2.26. Operations of the Company. Schedule 2.26 sets forth a list of the Company's domain names (each, a "Domain Name"). The Company has registered each Domain Name listed on Schedule 2.26 for the periods set forth on Schedule
2.26. The Company's web site (www.capellauniversity.edu) (the "Web Site") is commercially operational, and has performed, for the six-month period prior to the date of this Agreement. The Company has used commercially reasonable efforts to ensure that customers or clients of the Company will not be adversely affected by a failure or disruption of any of the computer networks or the Web Site of the Company.

            2.27. Recruitment; Admissions Procedures; Attendance; Reports.

            (a) Schedule 2.27 contains a complete and correct list of all policy manuals and other statements of procedures or instructions relating to (i) recruitment of students for the School, including procedures for assisting in the application by prospective students for direct or indirect state or federal financial assistance; (ii) admissions procedures, including any descriptions of procedures for insuring compliance with federal, state and accreditation requirements applicable to such procedures; and (iii) procedures for encouraging and verifying attendance, minimum required attendance policies, and other relevant criteria relating to course performance requirements and completion (collectively, the "Policy Guidelines"). The Company has made available to the Investors true and complete copies of all Policy Guidelines.

            (b) The operations of the Company and the School have been conducted in accordance with the Policy Guidelines, except where the failure to do so would not have a Material Adverse Effect on the Company, and all relevant standards and requirements imposed by applicable Accrediting Bodies or State Approval Agencies, and other agencies administering state or federal governmental financial assistance programs in which the Company or the School participate, and other applicable legal requirements.

            (c) The Company has submitted all reports, audits, and other information, whether periodic in nature or pursuant to specific requests, for the Company and the School to all agencies or other entities with which such filings are required related to its compliance with (i) applicable accreditation standards and State Approval Agency requirements, (ii) legal requirements governing programs pursuant to which the School or its students receive student financial assistance funding, and (iii) all articulation agreements between the School and other institutions of higher education in effect as of the date hereof except for any such reports, audits and other information the failure to file would not have a Material Adverse Effect on the Company.

            (d) All student financial aid grants and loans, disbursements and record keeping relating thereto have been completed in compliance with all federal and state requirements, except where the failure to do so would not have a Material Adverse Effect on the Company, and there are no material deficiencies in respect thereto. Except as set forth on Schedule 2.27, and except where the failure to do so would not have a Material Adverse Effect on the Company and except as previously disclosed in prior audits or compliance reviews by the USDOE, no student at the School has been funded prior to the date for which such student was eligible for funding or for any amount other than the amount such student was eligible to receive, and such student's records conform in form and substance to all relevant regulatory requirements.

            2.28. USDOE Demonstration Program. The School is authorized by the USDOE to participate in the Distance Education Demonstration Program ("Demonstration Program") authorized under section 486 of the Higher Education Act of 1965, as amended. The School is in compliance with all terms and conditions of the February 21, 2000 agreement with the USDOE amending the School's Program Participation Agreement to permit the School's participation in the Demonstration Program, except for any instances of non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. To the Company's knowledge, there exists no fact or circumstances that would reasonably be expected to cause the USDOE to revoke or limit the School's authorization to participate in the Demonstration Program.

            2.29. Disclosure. (a) Neither this Agreement nor any of the Transaction Documents contains any untrue statement by or on behalf of the Company of a material fact or omits to state a material fact necessary in order to make the statements by or on behalf of the Company contained herein and therein, in light of the circumstances under which they were made, not misleading.

            (b) The projections set forth on Schedule 2.29 (a) have been prepared by management of the Company in good faith, (b) are based on assumptions believed by management of the Company to be reasonable and (c) represent good faith estimates by management of the Company as to the financial performance of the Company for the periods indicated, but do not represent any guarantee or assurance of the future financial results of the Company. The Investors acknowledge that unanticipated future events and circumstances may occur, that the Company's business, financial condition and results of operations are subject to risks and uncertainties, and that actual results achieved during any future period may vary from the projections and the variations may be material and adverse.

      SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

      Subject to the provisions of Section 1.6, each of the Investors severally, and not jointly, represents and warrants to the Company as of the date hereof and as of the Closing as follows:

            3.1. Power; Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents to which such Investor is a party, and the consummation of all transactions contemplated hereby and thereby have been duly authorized by all required actions on the part of the Investor. Each of the Transaction Documents constitutes a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors and Laws governing specific performance, injunctive relief or other equitable remedies.

            3.2. No Breach. The execution, delivery and performance by such Investor of this Agreement and the other Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) conflict with, or result in any violation of, any provision of the organizational or formation documents of such Investor or any Law or Order to which such Investor is subject or (ii) conflict with, or result in any default or breach, or give rise to a right of termination, cancellation, modification or acceleration, or cause the forfeiture of any right, under, any of its Contracts, Accreditations, Licenses or Permits.

            3.3. Investment; Securities Laws. Such Investor is acquiring the Class F Preferred Stock to be purchased under this Agreement for its own account, not as a nominee or agent, for investment and not with a view to the distribution thereof (within the meaning of the Securities Act) except in compliance with all applicable federal and state securities Laws. Such Investor understands that (i) the Class F Preferred Stock has not been, and the Conversion Stock will not be, registered under the Securities Act or any state securities Laws, and (ii) the Class F Preferred Stock and the Conversion Stock may not be sold unless such disposition is registered under the Securities Act and applicable state securities Laws or is exempt from registration thereunder.

            3.4. Accredited Investor. (a) Such Investor is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act). The state in which such Investor's principal office (or domicile, if such Investor is an individual) is located is set forth in Schedule 3.4. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment to be made hereunder by such Investor. Such Investor has and has had access to all of the Company's material books and records and access to the Company's executive officers has been provided to such Investor or to such Investor's qualified agents. Other than Think, no Investor was formed for the purpose of this investment within the meaning of Rule 501 under the Securities Act.

            (b) Think and each of the equity holders of Think is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act). Think shall cause each of the equity holders of Think to provide to the Company prior to Closing a manually signed representation that such equity holder is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act).

            3.5. Rule 144. Such Investor acknowledges that the exemption from registration afforded by Rule 144 promulgated under the Securities Act (the provisions of which Rule are known to the Investor) depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

            3.6. Availability of Funds. Such Investor has available sufficient funds or available capital commitments to pay its portion of the Purchase Price.

            3.7. Brokers. Such Investor has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

            3.8. Independent Investigation and Counsel. Such Investor acknowledges to the Company and to the other Investors that it has had an opportunity to conduct its own independent due diligence investigation of the Company and no Investor is relying on any other Investor for such Investor's due diligence investigation of the Company. Such Investor acknowledges to the other Investors that it was represented by counsel of its own choosing and no Investor is relying on the counsel of the Company or any other Investors for any purpose whatsoever.

            3.9. Investor Qualifications. (a) Since July 1, 1994, no such Investor (i) has exercised Substantial Control (as that term is defined in 34 C.F. R. 668.15(f)(2)) over an institution of higher education that participates in a Title IV program (other than the Company or the School) or Third-Party Servicer (as that term is defined in 34 C.F.R. 668.2) that owes a liability for a violation of a Title IV program requirement or (ii) owes a liability for a Title IV program violation.

            (b) Since July 1, 1994, no such Investor who will have the ability to direct or cause the direction of the management or policies of the School has filed for relief in bankruptcy or has had entered against it an order for relief in bankruptcy.

            (c) No such Investor has pled guilty to, pled nolo contendere to or been found guilty of, a crime involving the acquisition, use or expenditure of funds under the Title IV programs or been judicially determined to have committed fraud or any other material violation of law involving federal, state or local government funds, including but not limited to, funds disbursed pursuant to the Title IV Programs.

            (d) For purposes of this Section 3.9, the term "Investor" shall mean only Equity VII, MBO-VIII, Dain, Think, Gaylord, the Putnam entities identified in Schedule 1.1 and the Management Investors identified in Schedule
1.1. The term "Investor" shall not mean or extend to general partners, partners, institutions, affiliates or individuals who have ownership interests in or who control, are controlled by or are under common control with Equity VII, MBO-VIII, Dain, Think or Putnam.

            3.10. Compliance. The representations and warranties made by Putnam in this Agreement shall be deemed made as of Closing with full force and effect as if made as of such time.

      SECTION 4. CONDITIONS TO CLOSING OF THE INVESTORS.

      Each of Dain's, Think's and each Management Investor's obligation to purchase the Class F Preferred Stock at the Closing is subject to each of Putnam and the Forstmann Little Entities simultaneously consummating the Closing. The Forstmann Entities' obligation to purchase the Class F Preferred Stock at the Closing is subject to the fulfillment at or prior to the Closing of the following conditions:

            4.1. Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 shall be true and correct when made and as of the time of the Closing with the same force and effect as if made at such time, other than such representations and warranties as are expressly stated to be made as of another date, which shall be true and correct as of such date.

            4.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company at or prior to the Closing shall have been performed or complied with in all material respects.

            4.3. Material Adverse Change. Since the date of this Agreement, no event or change shall have occurred which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

            4.4. Compliance Certificate. The Company shall have delivered to such Investor a certificate of the Company, executed by the Chief Executive Officer of the Company, dated the Closing Date, and certifying as to the fulfillment of the conditions specified in Sections 4.1, 4.2, 4.3, 4.7 and 4.8.

            4.5. Opinion of Company's Counsel. Such Investor shall have received from (a) Faegre & Benson LLP, counsel to the Company, an opinion addressed to each of the Investors, dated the Closing Date, in the form set forth in Exhibit D-1 and (b) Drinker, Biddle & Reath LLP, special counsel to the Company, an opinion addressed to each of the Investors, dated the Closing Date, in the form set forth in Exhibit D-2.

            4.6. Officer's Certificate. The Company shall have delivered to such Investor a certificate executed by an appropriate officer of the Company dated as of the Closing Date, certifying the following matters: (a) the corporate proceedings taken by the Company's Board of Directors (the "Board") and, if required, stockholders approving this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby; (b) the Articles of Incorporation, (c) the By-laws of the Company and (d) the Certificate of Designation.

            4.7. Board Membership. The seven people listed on Exhibit B shall have been elected to, and shall comprise, the Board.

            4.8. Amended and Restated Investor Rights Agreement. The Investor Rights Agreement shall have been executed in the form attached hereto as Exhibit E.

            4.9. Second Amended and Restated Co-Sale and Board Representation Agreement. The Board Representation Agreement shall have been amended and restated in the form attached hereto as Exhibit F.

            4.10. Registration Rights Amendment. The Registration Rights Amendment shall have been executed by all required parties substantially in the form attached hereto as Exhibit G.

            4.11. 1998 Warrant Amendment. The 1998 Warrant Amendment shall have been executed by all required parties substantially in the form attached hereto as Exhibit H.

            4.12. 2000 Warrant Amendment. The 2000 Warrant Amendment shall have been executed by all required parties substantially in the form attached hereto as Exhibit I.

            4.13. Simultaneous Closing. Putnam, Dain, Think and the Management Investors shall simultaneously be consummating the Closing.

            4.14. Bankruptcy Event.Neither Equity-VII nor MBO-VIII shall have filed for relief in bankruptcy or shall have had entered against it an order for relief in bankruptcy.

      SECTION 5. CONDITIONS TO CLOSING OF THE COMPANY.

      The Company's obligation to sell the Class F Preferred Stock to the Investors at the Closing is subject to the fulfillment at or prior to the Closing of the following conditions:

            5.1. Representations and Warranties Correct. The representations and warranties made by the Investors in Section 3 of this Agreement shall be true and correct in all material respects as of the time of Closing with the same force and effect as if made as of such time, other than such representations and warranties as are expressly stated to be made as of another date which shall be true and correct in all material respects as of such date.

            5.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Investors at or prior to the Closing shall have been performed or complied with in all material respects.

            5.3. Compliance Certificate. The Investors, except for Putnam, shall have delivered to the Company a certificate executed by the Investors, dated as of the Closing Date, and certifying as to the fulfillment of the conditions specified in Sections 5.1 and 5.2.

            5.4. Consents. The 1998 Warrant Amendment, 2000 Warrant Amendment and the Registration Rights Amendment shall have been executed by all required parties (other than the Company).

            SECTION 6. PRE-CLOSING COVENANTS OF THE COMPANY AND THE INVESTORS.

            6.1. Cooperation. From the date hereof and prior to the Closing, each of the parties shall use its best efforts to make all Governmental Filings required to be made by it, and to obtain all Governmental Consents and all necessary consents from other third parties ("Third Party Consents") as shall be required to be obtained by it, for the consummation of the transactions contemplated hereby and by the other Transaction Documents, all as set forth in
Schedule 2.8, and shall otherwise use its best efforts and cooperate with the other parties to cause the consummation of such transactions in accordance with the terms and conditions hereof and thereof.

            6.2. No Solicitation. Except as set forth on Schedule 6.2, from the date hereof and until the Closing, other than in connection with the transactions contemplated hereby and in connection with the Company's preparation for its initial public offering of securities of the Company, the Company shall not solicit, propose or facilitate (including by way of providing information regarding the Company or its business to any person or providing access to any person), directly or indirectly, any inquiries, discussions or proposals regarding, continue or enter into negotiations looking toward, or enter into or consummate any agreement or understanding in connection with any proposal regarding, any purchase or other acquisition of all or any portion of the Company (other than the ordinary course of business sale of products or services or replacement of assets) or any equity securities (whether newly issued or currently outstanding, but excluding Common Stock issued upon the exercise of currently outstanding options) of the Company, any merger, business combination or recapitalization involving the Company, the liquidation, dissolution or reorganization of the Company, or any similar transaction. If any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company or any of its representatives, then the Company shall promptly notify the Investors of the nature and terms of any of the foregoing and the identity of the parties involved.

            6.3. Publicity. Prior to the Closing, no public release or announcement or other disclosure concerning the transactions contemplated hereby and by the Transaction Documents or the terms hereof and thereof shall be made by any party, without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall give notice to and consult with the other parties hereto in advance of such issuance.

            6.4. Conduct of Business Prior to the Closing. The Company covenants and agrees that, except as set forth in Schedule 6.4, between the date hereof and the Closing, neither the Company nor any of the Subsidiaries shall conduct its business other than in the ordinary course and consistent with prior practice. Without limiting the generality of the foregoing, except as set forth in Schedule 6.4, between the date hereof and the Closing, the Company shall, and shall cause each Subsidiary and otherwise use commercially reasonable efforts to, (a) preserve intact the business organization of the business, (b) keep available the services of the Employees, (c) continue in full force and effect without material modification all existing policies or binders of insurance presently maintained in respect of the business, (d) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; and (e) not engage in any practice, take any action, embark on any course of inaction or enter into any transaction which could result in any misrepresentation or breach of any warranty or covenant made by the Company in this Agreement or in any Transaction Document.

      SECTION 7 POST-CLOSING AND ON-GOING COVENANTS.

            7.1. Directors. Effective at the Closing, the holders of shares of Class F Preferred Stock and Conversion Stock shall have the right to designate a director of the Company in accordance with the provisions of Section 3 of the Board Representation Agreement, who shall initially be Russell Gullotti.

            7.2. Reimbursement of Directors. The Company shall reimburse each director designated by the holders of the shares of Class F Preferred Stock and Conversion Stock for all reasonable costs and expenses associated with attending meetings of the Board or any committee thereof.

            7.3. Indemnification of Directors. (a) The Company shall indemnify, defend and hold harmless each person who serves as a member of the Board or committee thereof from and against all losses, claims, damages and expenses (including reasonable attorneys' fees and expenses) to the fullest extent permitted from time to time under applicable Law.

            (b) To the fullest extent permitted from time to time under applicable Law, the Company shall pay, on an as-incurred basis, the reasonable fees and expenses of the directors (including reasonable attorneys' fees and expenses) in advance of the final disposition of any Litigation that is the subject of the right to indemnification.

            (c) In the event of any Litigation, subject to the provisions of any insurance policy the director shall be entitled to control the defense thereof with counsel of the director's own choosing reasonably acceptable to the Company and the Company shall cooperate in the defense thereof; provided, that, such director shall have no power to settle or compromise any Litigation for which indemnification is being sought without the prior written consent of the Company which shall not be unreasonably withheld.

            (d) The Articles of Incorporation and By-Laws of the Company shall contain provisions for the indemnification and exculpation of directors to the maximum extent permitted under applicable Law, and shall be amended as and when necessary to effectuate the foregoing.

            (e) The Company shall cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance on terms and amounts substantially similar to the directors' and officers' liability insurance maintained as of the date hereof. Upon the Company's initial public offering, the Company shall expand such directors' and officers' liability insurance to that it shall be on such terms and in such amounts as are customary for similarly situated public companies.

            7.4. Representative. (a) From and after the Closing and so long as an Investor holds more than 320,239 shares (subject to appropriate adjustments for stock dividends, stock splits, combinations, recapitalizations or the like) of Class F Preferred Stock (or Common Stock acquired upon conversion thereof) (treating (i) Putnam and their respective affiliated investment funds as one holder for purposes of this Section 7.4(a); and (ii) the Forstmann Little Entities and their respective affiliated investment funds as one holder for purposes of counting the number of shares held by any Forstmann Little Entity under this Section 7.4(a),) (a "Qualified Investor"), such Qualified Investor shall be entitled to designate one representative (the "Representative") to observe Board meetings and all committees thereof; provided, however, that no such Investor shall be entitled to designate a Representative pursuant to this
Section 7.4 during such time that such Investor is entitled to designate (without the consent of other Investors) a director under the Board Representation Agreement or is entitled to appoint a representative to observe Board meetings pursuant to any other agreement with the Company. For the avoidance of doubt and subject to the limitations set forth in the previous sentence when such entity is entitled to designate a director, (i) so long as Putnam collectively hold at least 320,239 shares (as adjusted from time to time to reflect stock splits, dividends, recapitalizations, combinations or the like) of Class F Preferred (or Common Stock acquired upon conversion thereof), Putnam shall collectively be entitled to one Representative; and (ii) so long as the Forstmann Little Entities collectively hold at least 320,239 shares (as adjusted from time to time to reflect stock splits, dividends, recapitalizations, combinations or the like) of Class F Preferred (or Common Stock acquired upon conversion thereof), each such Forstmann Little Entity holding shares of Capital Stock shall be entitled to designate one Representative. The Representative for each of the Forstmann Little Entities shall initially be Gordon A. Holmes. The Company shall, after receiving notice from the Qualified Investor as to the identity of the Investor's Representative and a confidentiality agreement that is reasonably acceptable to the Company and is executed by the Representative, except to the extent necessary to preserve attorney-client privilege, (i) permit the Representative to attend all Board meetings and all committees thereof, (ii) provide the Representative advance notice of each such meeting, including such meeting's time and place, at the same time and in the same manner as such notice is provided to the members of the Board (or such committee thereof) and copies of all materials distributed to the members of the Board (or such committee thereof) at the same time as such materials are distributed to the Board (or such committee thereof) and shall permit the Representative to have the same access to information concerning the business and operations of the Company as the directors (or committee members) have, (iii) permit the Representative to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Board, without voting, and (iv) reimburse the Qualified Investor for its Representative's reasonable costs in attending Board meetings. The Board (or any committee thereof) and the Company's management shall give due consideration to the advice given and any proposals made by a Representative. In addition, Putnam and each Forstmann Little Entity shall have the right to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with a representative of Putnam and each Forstmann Little Entity at the Company's facilities at mutually agreeable times for such consultation and advice, including to review progress in achieving said plans. The Company shall give Putnam and each Forstmann Little Entity reasonable advance written notice of any significant new initiatives or material changes to existing operating plans and shall afford Putnam and each Forstmann Little Entity adequate time to meet with management to consult on such initiatives or changes prior to implementation. The Company shall furnish Putnam and each Forstmann Little Entity with such financial and operating data and other information with respect to the Business and the properties of the Company as Putnam or such Forstmann Little Entity may request, except to the extent necessary to preserve attorney-client privilege. The Company shall permit Putnam and each Forstmann Little Entity to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the principal officers of the Company, except to the extent necessary to preserve attorney-client privilege. The Company shall give due consideration to the advice given and any proposals made by Putnam or any Forstmann Little Entity.

            (b) The rights set forth in Sections 7.1 and 7.4 are, in part, intended to satisfy the requirement of contractual management rights for purposes of qualifying the ownership interests of Equity VII and MBO-VIII in the Company as venture capital investments for purposes of the Department of Labor's "plan assets" regulations ("Contractual Management Rights"), and in the event such rights are not satisfactory for such purpose, the Company, Equity VII and MBO-VIII shall reasonably cooperate in good faith to agree upon mutually satisfactory Contractual Management Rights which satisfy such regulations.

            (c) The rights of Putnam set forth in this Section 7.4 shall terminate automatically upon effectiveness of a registration statement filed with the Securities and Exchange Commission for the Company's initial public offering of Capital Stock; provided, however, Putnam's rights set forth in
Section 7.4 shall be reinstated if such registration statement is withdrawn prior to being declared effective.

            (d) The rights set forth in Section 7.4 may not be transferred unless (i) such transfer is made by a Forstmann Little Entity to an affiliated investment fund, (ii) in connection with the transfer of shares of Class F Preferred (or Common Stock acquired upon conversion thereof) and (iii) the transferee assumes in writing the rights and obligations of such transferor under this Agreement.

            (e) If at any time after the Closing Date, Equity-VII or MBO-VIII hold any shares of Class F Preferred (or Common Stock acquired upon conversion thereof) and do not have Contractual Management Rights, the Company and Equity-VII or MBO-VIII, as applicable, shall reasonably cooperate in good faith and shall agree upon mutually satisfactory Contractual Management Rights as necessary for that particular holder.

            7.5. Financial Statements and Other Information. From and after the Closing, so long as an Investor is a Qualified Investor and subject to
Section 7.5(g) below, the Company shall furnish to such Investor the following:

            (a) as soon as available but in any event within 30 days after the end of the first, second and third quarterly accounting periods in each fiscal year, (i) unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarterly period and consolidated balance sheet of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end audit adjustments), plus (ii) a statement certified by the Chief Financial Officer of the Company, certifying that the financial statements referred to in subparagraph (i) are presented fairly and have been prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end audit adjustments);

            (b) as soon as practicable and in any event within 90 days after the end of each fiscal year, audited consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for such fiscal year, and consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by an audit opinion, without qualification or reservation, by Ernst & Young or another "Big-5" public accounting firm selected by the Company (the "Company's Accountants");

            (c) promptly upon receipt thereof, a copy of the annual management letter of the Company's Accountants to the Board and any additional written reports or management letters concerning material aspects of the Company's operations and financial affairs delivered by the Company's Accountants to the audit committee (and not otherwise contained in other materials provided hereunder);

            (d) at least 15 days prior to the end of each fiscal year, an annual operating budget prepared on a monthly basis for the Company for the succeeding fiscal year (displaying anticipated statements of income and cash flows, changes in financial position and balance sheets), an annual budget for capital expenditures of the Company for the succeeding fiscal year, and a strategic plan for the succeeding fiscal year, which budgets and strategic plan shall have been approved by the Board, and promptly upon preparation thereof any other significant budgets which the Company prepares, and any revisions of such annual or other budgets or strategic plan;

            (e) as soon as available, copies of any independent accountants' reports prepared for federal or state educational regulatory purposes, together with any related reports prepared by the Company; and

            (f) with reasonable promptness, such other information and financial data concerning the Company as such Investor may reasonably request.

            (g) Putnam's rights set forth in Section 7.5 shall terminate automatically upon effectiveness of a registration statement filed with the Securities and Exchange Commission for the Company's initial public offering of Capital Stock; provided, however, Putnam's rights set forth in Section 7.5 shall be reinstated if such registration statement is withdrawn prior to being declared effective.

            7.6. Approval and Notification.(a) The Company and the Investors hereby acknowledge and agree that the transactions contemplated hereby are subject to the usual and customary conditions relating to the change of ownership resulting in a change of control of postsecondary educational institutions certified as eligible to participate in the student financial assistance programs authorized under Title IV of the Higher Education Act of 1965, as amended, and that the Company shall promptly seek to have the USDOE issue (i) a temporary Provisional Program Participation Agreement extending the School's certification to participate in Title IV funding programs immediately following Closing and (ii) a new Provisional Program Participation Agreement permitting the School to maintain participation in Title IV funding upon expiration of the temporary Provisional Program Participation Agreement.

            (b) The Company shall ensure that a materially complete application for approval of the change of ownership (the "Application") is filed with USDOE no later than ten (10) business days following Closing. For purposes of this Agreement, a materially complete Application consists of a completed application form for approval to participate in federal student financial aid programs and the following: (i) a copy of the School's current authorization from the State of Minnesota Higher Education Services Office ("MHESO"); (ii) documentation from the Higher Learning Commission of the North Central Association of Colleges and Schools (the "Higher Learning Commission") demonstrating that the School is currently accredited and that the accrediting agency has approved all non-degree programs offered by the School; (iii) audited financial statements of the School's two most recently completed fiscal years that are prepared in accordance with GAAP and audited in accordance with Generally Accepted Government Auditing Standards ("GAGAS") published by the Governmental Accounting Standards Board; and (iv) if required by the USDOE, (1) audited financial statements of the Investors' two most recently completed fiscal years (or the period since such Investors' formation, whichever is shorter) that are prepared in accordance with GAAP and, if also required by the USDOE (and in which case the Company shall reimburse the Investor for the additional cost of auditing such statements in accordance with GAGAS if such statements are not already prepared), audited in accordance with GAGAS (collectively, with statements prepared in accordance with GAAP, the "Audited Financial Statements") or (2) such other equivalent financial information of the Investors that is acceptable to the USDOE, (it being understood that the Investors shall provide the Company with the information described in this clause (iv) for purposes of the Application but that the Investors shall not be required to provide information, financial or otherwise, more extensive or detailed than the Audited Financial Statements). The Company shall ensure that the following are filed with USDOE by the last day of the month following the month in which the Closing occurred: (i) a balance sheet showing the financial position of the School, as of the date of the Closing, that is prepared in accordance with GAAP and audited in accordance with GAGAS; (ii) approval of the transaction from MHESO or, alternatively, a letter from MHESO stating that approval of the transaction is not required under its rules and regulations; and
(iii) approval of the transaction from the

Higher Learning Commission or, alternatively, a letter from the Higher Learning Commission stating that approval of the transaction is not required under its standards and processes.

            (c) The Company shall timely make all required Governmental Filings with State Approval Agencies and Accrediting Bodies that are required to be made as a result of this transaction as set forth in Schedule 2.8.

            7.7. Corporate Existence. The Company shall, and shall cause each Subsidiary to, maintain the corporate existence in good standing of each such entity unless otherwise explicitly approved by a majority of the Board.

            7.8. Conduct of Business. The Company shall conduct its business and operations in the ordinary course of business substantially consistent with the Company's year 2002 plan (attached hereto as Schedule 9.10) unless otherwise explicitly approved by a majority of the Board.

            7.9. Board Meetings. The Company agrees, as a general practice, to hold meetings of its Board of Directors periodically, and in any case not less than once every calendar quarter, and to hold meetings of the committees of its Board of Directors as frequently as is necessary or appropriate.

            7.10. Insurance. The Company will procure and maintain insurance with respect to its properties and business against such casualties and contingencies, of such types (including, without limitation, errors and omissions coverage), on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as the Company believes is customary in the case of similarly situated entities engaged in the same or similar business and all such insurance shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

            7.11. Non-disclosure and Invention Agreements. The Company shall cause all Key Employees currently employed or hereafter hired by the Company to execute the Company's Statement of Policy and Employee Responsibilities (which includes non-disclosure and invention assignment provisions) in a form that is determined by the executive officers of the Company to reasonably protect the proprietary information of the Company. "Key Employee" shall mean any executive officer and any officer having policy-making functions, including, without limitation, the persons set forth on Schedule 7.11.

            7.12. Publicity. No public release or announcement or other disclosure concerning the transactions contemplated hereby and by the Transaction Documents or the terms hereof and thereof shall be made by the Company, without the prior consent of Putnam and Equity-VII and MBO-VIII (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the Company shall use its best efforts to give notice to and consult with Putnam and Equity-VII and MBO-VIII in advance of such issuance.

      SECTION 8. TERMINATION.

            8.1. Termination. This Agreement may be terminated and the transaction contemplated hereby may be abandoned at any time prior to the Closing Date:

            (a) by mutual written consent of Equity VII, MBO-VIII and the Company;

            (b) by any of Equity VII, MBO-VIII or the Company, by giving written notice to the other parties hereto, if any Governmental Entity with jurisdiction over such matters shall have issued an Order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order shall have become final and non-appealable; provided, however, that the provisions of this Section 8 shall not be available to the Company, MBO-VIII or Equity VII unless the Company or such investors, as the case may be, shall have complied with their respective obligations under Section 6.1 and 6.2, or otherwise used their reasonable best efforts to oppose any such Order or to have such Order vacated or made inapplicable to the transactions contemplated by this Agreement; or

            (c) by any of Equity VII, MBO-VIII or the Company, by giving written notice to the other parties, if the Closing shall not have occurred on or prior to March 15, 2002, provided that the terminating party is not in material breach of its obligations under this Agreement.

            (d) by Equity-VII, MBO-VIII or the Company, by giving written notice to the other parties, if Putnam shall have informed Equity-VII, MBO-VIII or the Company in writing of its intention not to execute this Agreement or purchase the Series F Preferred Stock.

            8.2. Effect on Obligations. Termination of this Agreement pursuant to this Section 8 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 9.1, 9.2, 9.8 and 9.11; provided, however, that nothing herein shall relieve the defaulting or breaching party from any liability to the other party hereto.

      SECTION 9. MISCELLANEOUS.

            9.1. Survival. All representations and warranties hereunder shall survive the Closing until the end of the 18th month following the Closing, and shall in no way be affected by any knowledge possessed by, or investigation of the subject matter thereof made by or on behalf of, the Investors, provided, however, that the representations and warranties set forth in Sections 2.2, 2.4, 2.5(b), 2.19, 3.1, 3.3 and 3.4 shall survive indefinitely. All statements contained in any Transaction Document shall constitute representations and warranties by the Company under this Agreement. All covenants and agreements contained herein shall survive indefinitely until performed in accordance with their terms.

            9.2. Indemnification. (a) The Company shall indemnify, defend and hold harmless each Investor, its affiliates, and each of their respective officers, directors, partners (and the partners of such partners), managing directors, employees, agents, advisors, consultants, representatives, successors and assigns (including any transferee of Class F Preferred Stock or Conversion Stock) from and against all Losses (as hereinafter defined) incurred or suffered by any of the foregoing (whether incurred or suffered directly or indirectly through ownership of Conversion Stock or Class F Preferred Stock) arising out of, relating to or resulting from (i) any breach of any of the representations or warranties made by the Company in this Agreement or in any of the Transaction Documents, and (ii) any breach of any of the covenants or agreements made by the Company in this Agreement or in any of the Transaction Documents. Each Investor shall, severally and not jointly, indemnify, defend and hold harmless the Company, its affiliates, and each of their respective officers, directors, employees, agents, advisors, consultants, representatives, successors and assigns against all Losses arising from the breach of any of the representations, warranties, covenants or agreements made by such Investor in this Agreement or in any of the Transaction Documents or in any certificate or instrument delivered pursuant to Section 5.

            (b) For purposes hereof, "Losses" shall mean each and all of the following items: claims, losses, liabilities, obligations, payments, actual and punitive damages, charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation and fees, expenses and disbursements of counsel, consultants and other experts), but excluding consequential damages. Any payment by the Company to any Investor pursuant to this Section 9.2 shall be treated for all income Tax purposes as an adjustment to the price paid by such Investor for the Class F Preferred Stock pursuant to this Agreement.

            (c) Each of the representations and warranties that contains any "Material Adverse Effect," "in all material respects," or other materiality (or correlative meaning) qualifications shall be deemed to have been given as though there were no "Material Adverse Effect," "in all material respects," or other materiality (or correlative meaning) qualifications for purposes of determining the amount of Losses under this Section 9.2, but not the accuracy of any representation or warranty.

            (d) Any claim for indemnification pursuant to this Section 9.2 must be made before the expiration of the survival periods set forth in Section
9.1. No party shall be entitled to indemnification against a Loss arising from the breach of any representations or warranties of any other party unless the party seeking indemnification (the "indemnified party") shall have given to the party from whom indemnification is sought (the "indemnifying party") a claim notice relating to such Loss (a "Claim Notice") prior to expiration of the representation or warranty upon which the claim is based. The written Claim Notice shall be given reasonably promptly after the indemnified party becomes aware of the facts indicating that a claim for indemnification may be warranted, and shall state in reasonable detail (to the extent known) the nature of the claim. The failure of any indemnified party to give a Claim Notice shall not relieve the indemnifying party of its obligations under this Section 9.2, except to the extent that the indemnifying party is actually materially prejudiced by failure to give such Claim Notice. The indemnifying party may, through counsel of its own choosing and reasonably satisfactory to the indemnified party, assume the defense thereof or other indemnification obligation with respect thereto; provided, however, that any indemnified party shall be (a) entitled to participate in any such claim with counsel of its own choice but at its own expense and (b) shall be entitled to participate in any such claim with counsel of its own choice at the expense of the indemnifying party if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct. In any event, if the indemnifying party disputes the claim or otherwise fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party, the indemnified party may assume such defense or other indemnification obligation and the fees and expenses of its attorneys will be covered by the indemnity provided for in this Section 9.2 if and upon determination of an indemnifying party's obligation therefor. The indemnifying party shall not, without the written consent of the indemnified party, which shall not be unreasonably withheld or delayed, settle or compromise any pending or threatened Litigation or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) or consent to the entry of any judgment (i) which does not, to the extent that an indemnified party may have any liability with respect to such action or claim, include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such action or claim, (ii) which includes any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or (iii) in any manner that involves any injunctive relief against the indemnified party or may materially and adversely affect the indemnified party. The indemnified party may not compromise or settle any claim without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed), unless the sole relief granted is equitable relief for which the indemnifying party would have no liability or to which the indemnifying party would not be subject.

            9.3. Expenses. At the Closing, the Company shall pay, or reimburse the Forstmann Little Entities and Putnam for, all reasonable costs and expenses incurred by such Investors in connection with the negotiation, execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereby; but in no event shall the Company pay or reimburse the Forstmann Little Entities for such costs and expenses in an amount in excess of $150,000. The Company shall pay its own expenses incurred in connection with the negotiation, execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereby.

            9.4. Delays or Omissions; Remedies. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any shares of Class F Preferred Stock or shares of Conversion Stock upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any shares of Class F Preferred Stock or shares of Conversion Stock with respect to any breach or default under this Agreement, or any waiver on the part of any holder of shares of Class F Preferred Stock or shares of Conversion Stock of any provisions or conditions of this Agreement, must be in writing signed by such holder and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Law or otherwise afforded to any holder of shares of Class F Preferred Stock or shares of Conversion Stock, shall be cumulative and not alternative, and any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of this Agreement and to exercise all other rights granted by Law, equity or otherwise.

            9.5. Further Assurances. At any time or from time to time after the Closing, each party hereto agrees to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and by the other Transaction Documents and to otherwise carry out the intent of the parties hereunder and thereunder.

            9.6. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and each of the Investors and the respective successors, assigns, heirs and personal representatives of the Company and each of the Investors. The Company may assign its rights or obligations under this Agreement to any successor by merger, purchase, consolidation or otherwise of the Company, provided that such successor becomes a signatory to this Agreement. Prior to the Closing, the Investors may not assign their right or obligation under this Agreement to purchase shares of Class F Preferred Stock. The Company acknowledges that, after the Closing, subject to compliance with applicable securities Laws and the applicable provisions of this Agreement and the other Transaction Documents, any of the Investors may transfer all or part of the securities acquired by it hereunder and may, in its discretion, assign all or part of its rights and obligations under this Agreement to a transferee of such securities.

            9.7. Entire Agreement. This Agreement and the Transaction Documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements, understandings or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof.

            9.8. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy (with a confirmatory copy sent by a different means within three business days of such notice), nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                           (i)      if to the Company, to:

                                    Capella Education Company
                                    222 South Ninth Street, 20th Floor
                                    Minneapolis, Minnesota 55402
                                    Telecopy: (612) 852-5930
                                    Attention: Chief Executive Officer

                                    with a copy to:

                                    Faegre & Benson LLP
                                    2200 Wells Fargo Center
                                    90 South Seventh Street
                                    Minneapolis, Minnesota 55402-3901
                                    Telecopy: (612) 766-1600
                                    Attention: David B. Miller, Esq.

                                    and

                           (ii)     if to Forstmann Little Entities, to:

                                    Forstmann Little & Co.
                                    767 Fifth Avenue, 44th Floor
                                    New York, New York  10153
                                    Telecopy: (212) 759-9059
                                    Attention: Gordon A. Holmes

                                    with copies to:

                                    Fried, Frank, Harris, Shriver & Jacobson
                                    One New York Plaza
                                    New York, New York  10004
                                    Telecopy: (212) 859-4000
                                    Attention: Robert C. Schwenkel, Esq.

                                    and

                           (iii)    if to Putnam, to:

                                    Putnam Investment Management
                                    One Post Office Square
                                    Boston, Massachusetts  02109
                                    Telecopy: (617) 292-1625
                                    Attention: Michael DeFao

                                    with copies to:

                                    Ropes & Gray
                                    One International Place
                                    Boston, MA 02110
                                    Telecopy: (617) 951-7050
                                    Attention: Robert L. Nutt, Esq.

                                    and

                           (iv)     if to Management Investors, to:

                                    Stephen Shank
                                    Capella Education Company
                                    222 South Ninth Street, 20th Floor
                                    Minneapolis, MN 55402
                                    Telecopy: (612) 852-5930

                                    and

                           (v)      if to Dain, to:

                                    DRW Venture Partners LP
                                    60 South 6th Street
                                    Minneapolis, MN 55402
                                    Attention: Amy Swaim

                                    and

                           (vi)     if to Think, to:

                                    c/o ThinkEquity Holdings LLC
                                    222 South Ninth Street, Suite 2800

                                    Minneapolis, MN 55402
                                    Attn: Board of Managers

                                    and

                           (vii)    if to Gaylord IRA:

                                    USB Piper Jaffray as Custodian FBO
                                    Joseph Gaylord IRA Account #36086299
                                    800 Nicollet Mall
                                    J10 100 01
                                    Minneapolis, MN 55402
                                    Telecopy: (612) 303-6194
                                    Attn: Gary Petrucci

                                    and

                           (vii)    if to Weiss IRA:

                                    USB Piper Jaffray as Custodian FBO
                                    Stephen J. Weiss IRA Account #82694368
                                    800 Nicollet Mall
                                    J10 100 01
                                    Minneapolis, MN 55402
                                    Telecopy: (612) 303-6194
                                    Attn: Gary Petrucci

      All such notices, requests, consents and other communications shall be deemed to have been given when received.

            9.9. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            9.10. Titles and Subtitles; Definitions. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement. The term "including" shall mean including without limitation, whether or not so stated, and is meant to be by way of example rather than limitation. The term "Material Adverse Effect on the Company" shall mean a material adverse effect on the Company and the Subsidiaries, taken as a whole, and the term "material" (including when used in the foregoing phrase or in the phrase "in all material respects") shall mean material to the business, assets, liabilities, prospects, condition

(financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole; provided, that, the Company and the Investors agree that Material Adverse Effect shall not include any such effect primarily attributable to or resulting from (a) changes in general economic or business conditions, the securities markets (public or private) or the Internet or education industries generally as they may affect the Company, (b) the announcement to employees, customers, suppliers or others of the transactions contemplated hereby, (c) the incurrence of liabilities, obligations and losses in the ordinary course of business substantially consistent with the Company's year 2002 plan (attached hereto as Schedule 9.10), (d) the taking of any action required by this Agreement or the other Transaction Documents and (e) any changes in generally accepted accounting principles. The term "Contract" shall mean any agreement, contract, understanding or arrangement, whether written or oral, and including all amendments thereto. The term "to the Company's knowledge" shall mean the knowledge of any of the persons set forth in Exhibit C, after reasonable inquiry. The term "person" shall mean any individual, corporation, association, partnership, trust or other entity or organization, including a Governmental Entity. The term "designated employee" shall mean the persons listed as such on Exhibit C. The term "Subsidiary" shall mean each corporation or other person of which shares of capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or other person are at the time owned, directly or indirectly, or the management of which is otherwise controlled, directly or indirectly, or both, by the Company.

            9.11. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Laws of the State of Minnesota without giving effect to the principles of conflict of laws. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

            9.12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

            9.13. Massachusetts Business Trusts. A copy of the Agreement and Declaration of Trust of each Putnam fund or series investment company (each, a "Fund"), that is a Massachusetts business trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of such Fund by the Trustees of the relevant Fund as Trustees, and not individually, and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of such Fund.

            9.14. Confidentiality Agreement.Each Investor agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information about the Company or Capella University, Inc. (the "School") that such Investor obtains from the Company or the School pursuant to this Agreement (including the diligence in connection with, and negotiation of, this Agreement) unless (a) such information is or becomes publicly available other than as a result of a disclosure in breach of this Agreement by the Investor or anyone to whom the Investor transmitted such confidential information, (b) is or was known by the Investor on a non-confidential basis from a source other than the Company or the School who is not known by the Investor to be bound by a confidentiality agreement or other obligation of secrecy with respect to such confidential information or (c) is or was available to the Investor on a non-confidential basis prior to its disclosure to such Investor by the Company or the School. Notwithstanding the foregoing, information that is already in the public domain will not constitute confidential, proprietary or secret information with respect to any Investor for purposes of this Agreement. In addition, if, in the Investor's good faith judgment, the Investor is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand or similar process), or must, in order to defend against or assert a claim in connection with this Agreement or the Transaction Documents, disclose any confidential information, the Investor agrees to provide the Company with prompt written notice so that the Company may seek, at its expense, a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement and, in the event that such protective order or other remedy is not timely obtained, or that the Company waives compliance with the provisions of this Agreement, the Investor may, without liability under this Section 9.14, furnish that portion of the confidential information which, in the Stockholder's good faith judgment, is required for such purpose and will exercise its best efforts, at the Company's expense, to obtain reliable assurance that confidential treatment will be accorded the confidential information. Notwithstanding the foregoing, (A) any Investor that is a legal entity may disclose summary financial information and a narrative description of the Company to its partners, stockholders or members and prospective partners and (B) any Investor may disclose confidential information to its advisors, provided, in each case, that the recipients of such information have agreed to abide by the terms of this provision. Each Investor acknowledges its responsibilities under federal and state securities laws with respect to trading in securities while aware of material non-public information obtained from the Company and with respect to providing such information to other persons who purchase or sell securities of the Company. The provisions of this Section 9.14 shall survive the termination of this Agreement and shall terminate with respect to any Stockholder on the date which is two years after the date on which such Stockholder no longer holds any shares of Capital Stock.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           CAPELLA EDUCATION COMPANY

                                           By /s/ Stephen G. Shank
                                              ----------------------------------
                                              Its Chairman and CEO

                                           FORSTMANN LITTLE & CO.
                                           EQUITY PARTNERSHIP-VII, L.P.

                                           By: FLC XXXII PARTNERSHIP, L.P.,
                                               its General Partner

                                           By  /s/
                                               ---------------------------------
                                               A General Partner

                                           FORSTMANN LITTLE & CO.
                                           SUBORDINATED DEBT AND EQUITY
                                           MANAGEMENT BUYOUT
                                           PARTNERSHIP-VIII, L.P.

                                           By: FLC XXXIII Partnership, L.P.,
                                               its General Partner

                                           By  /s/
                                               ---------------------------------
                                               A General Partner

                                           PUTNAM OTC AND EMERGING
                                           GROWTH FUND

                                           By: Putnam Investment Management, LLC

                                           By: /s/ John R. Verani
                                               ---------------------------------
                                                   Name: John R. Verani
                                                   Title: Senior Vice President

                                             TH LEE, PUTNAM INVESTMENT TRUST
                                             -TH LEE, PUTNAM EMERGING
                                             OPPORTUNITIES PORTFOLIO

                                             By TH Lee, Putnam Capital
                                             Management, LLC

                                             By: /s/ John R. Verani
                                                 -------------------------------
                                                   Name: John R. Verani
                                                   Title: Senior Vice President

                                             /s/ Joshua Lewis
                                             -----------------------------------
                                             JOSHUA LEWIS

                                             /s/ Russell Gullotti
                                             -----------------------------------
                                             RUSSELL GULLOTTI

                                             /s/ Stephen G. Shank
                                             -----------------------------------
                                             STEPHEN G. SHANK

                                             /s/ Stephen J. Weiss
                                             -----------------------------------
                                             STEPHEN J. WEISS

                                             /s/ Elizabeth Rausch
                                             -----------------------------------
                                             ELIZABETH RAUSCH

                                             /s/ Michael Offerman
                                             -----------------------------------
                                             MICHAEL OFFERMAN

                                             /s/ Paul Schroeder
                                             -----------------------------------
                                             PAUL SCHROEDER

                                             /s/ Joseph Gaylord
                                             -----------------------------------
                                             JOSEPH GAYLORD

                                             DRW VENTURE PARTNERS LP

                                             By RBC DAIN RAUSCHER CORP.
                                                Its: General Partner

                                             By: /s/ Mary Zimmer
                                                --------------------------------
                                                Mary Zimmer
                                                Its: Director of Finance and
                                                     Administration, RBC CMS

                                             THINKEQUITY INVESTMENT
                                             PARTNERS LLC

                                             By: ThinkEquity Holdings LLC
                                                      Its: Manager

                                             By /s/ Brad Baker
                                               ---------------------------------
                                                    Name: Brad Baker
                                                    Its: Representative of the
                                                         Board of Managers

                                             USB PIPER JAFFRAY AS CUSTODIAN
                                             FBO STEPHEN J. WEISS IRA
                                             ACCOUNT #82694368

                                             By: /s/ Michael D. Duffy
                                                 -------------------------------
                                                      Michael D. Duffy
                                                      Its: Managing Director

                                             USB PIPER JAFFRAY AS CUSTODIAN
                                             FBO JOSEPH GAYLORD IRA
                                             ACCOUNT #36086299

                                             By: /s/ Michael D. Duffy
                                                 -------------------------------
                                                     Michael D. Duffy
                                                     Its: Managing Director

                                  Schedule 1.1

                               INVESTOR                                        SHARES               PURCHASE PRICE
                               --------                                       ---------            ----------------
Forstmann Little & Co. Equity Partnership-VII, L.P.                             400,298            $   4,687,489.58

Forstmann Little & Co., Subordinated Debt and Equity Management Buyout
Partnership-VIII, L.P.                                                          240,180            $   2,812,507.80

Putnam OTC and Emerging Growth Fund                                             213,493            $   2,500,003.03

TH Lee, Putnam Investment Trust - TH Lee, Putnam Emerging
Opportunities Portfolio                                                         426,985            $   4,999,994.35

Joshua Lewis                                                                     42,699            $     500,005.29

Russell Gullotti                                                                 10,000            $     117,100.00

Stephen G. Shank                                                                 17,079            $     199,995.09

USB Piper Jaffray as Custodian FBO Stephen J. Weiss IRA Account
#82694368                                                                         4,270            $      50,001.70

Stephen J. Weiss                                                                  8,540            $     100,003.40

Elizabeth Rausch                                                                  4,270            $      50,001.70

Michael Offerman                                                                  4,270            $      50,001.70

Paul Schroeder                                                                    6,405            $      75,002.55

USB Piper Jaffray as Custodian FBO Joseph Gaylord IRA Account #36086299           4,270            $      50,001.70

DRW Venture Partners LP                                                          21,349            $     249,996.79

ThinkEquity Investment Partners LLC                                              21,349            $     249,996.79
                                                                              ---------            ----------------
         Total                                                                1,425,457            $  16,692,101.47
                                                                              =========            ================

                                    Exhibit B

      Board of Directors

      Stephen Shank

      Joshua Lewis

      James Mitchell

      David Smith

      Tony Christianson

      Gordon Holmes

      Russell Gullotti

                                    Exhibit C

      Stephen Shank

      Paul Schroeder

      Joseph Gaylord

      Paul Clifford

      Elizabeth Rausch

      Don Smithmier

      Stephen Weiss

      Michael Offerman

      William Schiefelbein